Exhibit 99.1

MedMen Announces Permanent Appointment of Tom Lynch as Chief Executive Officer

LOS ANGELES--(BUSINESS WIRE)-- MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQX: MMNFF) today announced MedMen’s current interim Chief Executive Officer and Chairman of the Board of Directors, Tom Lynch, will be appointed as the permanent Chief Executive Officer of the Company effective Thursday, July 15, 2021. Lynch has served as the interim Chief Executive Officer since March 2020.

“I am thrilled to be joining MedMen in a more permanent capacity,” said Lynch. “We have an incredible opportunity to capitalize on our recent successes, and continue on our path of rapid growth and profitability. It is our goal to solidify MedMen’s place as the premier cannabis retailer, and to continue the expansion of our retail footprint to ensure everyone has access to the highest quality and most effective cannabis products in the market today.”

About MedMen

MedMen is a premier American cannabis retailer with an operational footprint in California, Nevada, Illinois, Arizona, Massachusetts and Florida. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier and happier. Learn more about MedMen at www.medmen.com.

Media Contact

Tracy McCourt

MedMen

Chief Revenue Officer

Email: communications@medmen.com

Investor Relations Contact

Reece Fulgham

MedMen

Chief Financial Officer

Email: investors@medmen.com

Cautionary Note Regarding Forward-Looking Information and Statements:

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only MedMen’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of MedMen’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “look forward”, “continuing” and “remain”. This forward-looking information is based on certain assumptions made by management and other factors used by management in developing such information.

Forward-looking information and statements are not based on historical facts but instead are based on assumptions, estimates, analysis and opinions of management of the Company at the time they were provided or made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances and are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees, and other persons authorized to speak on our behalf. Such factors include, without limitation: (i) ability to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic; (ii) management’s perceptions of historical trends, current conditions and expected future developments; (iii) development costs remaining consistent with budgets, (iv) the ability to effectively manage growth, including anticipated and unanticipated costs; (v) achieving the anticipated results of the Company’s strategic plans; (vi) the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); (vii) the ability to raise necessary or desired funds to achieve our strategic business plan; (viii) obtaining and maintaining all required licenses, approvals and permits; (ix) favorable production levels and sustainable costs; (x) inputs, suppliers and skilled labor being unavailable or available only at uneconomic costs; (xi) supply chain disruptions of materials and technology for tenant improvements and timing of regulatory approval related to new and expanded retail stores, including the expansion in Oak Park, IL; (xii) adverse future legislative and regulatory developments involving medical and recreational marijuana; (xiii) consumer interest in our products and products of other brands that we offer in our stores; (xiv) competition; (xv) government regulation of our activities and products including, but not limited, to the areas of taxation and environmental protection; (xvi) the risks of operating in the marijuana industry in the United States; (xvii) the outcome of any claims, litigation and proceedings of which we are a party, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; (xviii) our ability to conduct operations in a safe, efficient and effective manner; (xix) changes in general economic, business and political conditions in which we operate, including changes in the financial markets; changes in applicable laws generally and (xx) and those other risk factors discussed in MedMen’s Form 10 (as amended), and other continuous disclosure filings, all available under MedMen’s profile on www.sedar.com and at www.sec.gov.

Although MedMen believes that the assumptions and factors used in preparing, and the expectations contained in, the forward-looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee can be given that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. Should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected.

The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and MedMen does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Forward-looking statements contained in this news release are expressly qualified by this cautionary note.